UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2011

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of AMETEK, Inc. (the “Company”) was held on May 3, 2011. The following matters were voted on at the Annual Meeting and received the number of votes indicated:

1)	Election of Directors. The following nominees were elected to the Board of Directors for a term expiring in 2014:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anthony J. Conti	135,431,273	1,852,122	8,420,638
Frank S. Hermance	128,624,097	8,659,298	8,420,638

Of the remaining five Board members, James R. Malone, Elizabeth R. Varet and Dennis K. Williams terms expire in 2012 and Charles D. Klein and Steven W. Kohlhagen terms expire in 2013.

2)	Approval of the AMETEK, Inc. 2011 Omnibus Incentive Compensation Plan. The Stockholders voted and approved the AMETEK, Inc. 2011 Omnibus Incentive Compensation Plan, which was adopted by the Board of Directors on February 2, 2011. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
121,469,496	15,347,466	466,433	8,420,638

3)	Advisory Vote on Executive Compensation. The Stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
122,665,689	9,279,794	5,337,912	8,420,638

4)	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. The Stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis. The result of the vote was as follows:

One Year	Two Year	Three Year
Frequency Vote	Frequency Vote	Frequency Vote	Abstain	Broker Non-Votes
91,590,615	2,760,611	37,548,646	5,383,523	8,420,638

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation.

5)	Ratification of Appointment of Independent Registered Public Accounting Firm. The Stockholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2011. The result of the vote was as follows:

Votes For	Votes Against	Abstain
139,654,770	5,731,144	318,119

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

May 5, 2011	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President and Comptroller